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                                                                     Exhibit 3.2

                               CODE OF REGULATIONS
                                       OF
                            MONONGAHELA POWER COMPANY

                                  (As Amended)
                                 April 14, 2003

                                   **********

                                    ARTICLE I

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. Annual Meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Ohio, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by a majority of the members of the Board of Directors or by the Chairman of the Board, the President, any Vice President, or the Secretary, or any number of shareholders owning in the aggregate at least twenty-five percent of the number of shares outstanding and entitled to vote. Special meetings of the shareholders may be held either within or without the State of Ohio.

     SECTION 3. NOTICE OF MEETINGS. Notice of each annual or special meeting of the shareholders shall be given in writing by the Secretary, or in case of his refusal, by the shareholders, person or persons entitled to call such meeting, and shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held. A copy of such notice shall be served upon or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice thereof not more than sixty days nor less than seven days before such meeting. If mailed, such notice shall be directed to the shareholder at his address as it appears upon the records of the Corporation. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with the records of the meeting.

     SECTION 4. QUORUM. A quorum of the shareholders shall consist of the shareholders owning at least a majority of all of the shares entitled to vote at the meeting except that, at any meeting of shareholders for the election of directors when the holders of Cumulative Preferred Stock shall be entitled to

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elect a majority of the Board of Directors, a quorum shall be as provided in the
Charter. Any number less than a quorum present may adjourn any shareholders' meeting until a quorum is present.

     SECTION 5. CHAIRMAN. Meetings of the shareholders shall be presided over by the Chairman of the Board or, in his absence, by the President or, in his absence, by a Vice President or, if no such officer is present, by a Chairman to be chosen at the meeting. The Secretary of the Company or, in his absence, an Assistant Secretary or, if no such officer is present, a secretary appointed at the meeting shall act as secretary of such meeting.

     SECTION 6. VOTING. In all elections of directors each shareholder shall have the right to cast one vote for each share owned by him and entitled to a vote, and he may cast the same in person or by proxy for as many persons as there are directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares shall equal, or he may distribute them on the same principle among as many candidates and in such manner as he shall desire.

     On any question to be determined by a vote of shares at any meeting of shareholders, other than the election of directors, each shareholder shall be entitled to one vote for each share owned by him and entitled to a vote at such meeting, and he may exercise this right in person or by proxy.

     SECTION 7. ANNUAL REPORT. An annual financial statement, consisting of a balance sheet and statements of profit and loss and surplus, duly certified in accordance with the laws of Ohio, shall be submitted at the annual meeting of the shareholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. NUMBER; TIME OF HOLDING OFFICE; PRESIDING OFFICER. The business of the Company shall be managed by its Board of Directors. They shall be elected at each annual meeting of the shareholders or at special meetings of shareholders held as provided in the Charter. The Board shall consist of not more than fifteen directors, but the number of directors may from time to time be increased to any number not exceeding fifteen, or may be decreased to not less than three, by the affirmative vote of a majority of the whole Board without a vote of the stockholders. Each director shall be elected to serve until his successor shall be elected and shall qualify but the term of office of any director shall terminate upon the conditions and at the time specified in the Charter. Directors need not be shareholders or residents of the State of Ohio.

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     SECTION 2. EXECUTIVE AND OTHER COMMITTEES. The Board may create an
Executive Committee or any other Committee of the directors to consist of not less than three directors. Each other Committee shall have such authority as the Board shall give it. The Board may appoint one or more directors as alternate members of the Executive Committee or any other Committee to take the place of any absent member or members at any meeting thereof. The Executive Committee and each other Committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members or by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting. The Executive Committee, except when the Board of Directors is in session, shall possess and exercise all of the authority and powers of the Board of Directors however conferred, other than that of filling vacancies among the directors or in any committee of the directors.

     SECTION 3. VACANCIES. Vacancies in the Board of Directors (including those created by an increase in the number of directors) may be filled by a majority of the remaining directors, though less than a quorum, except that vacancies occurring at a time when the holders of Cumulative Preferred Stock are entitled to elect a majority of the Board of Directors shall be filled as provided in the Charter.

     SECTION 4. PLACE OF MEETINGS. Meetings of the Board may be held at any place within or without the State of Ohio.

     SECTION 5. CALLING AND NOTICE OF MEETINGS. Meetings of the Board may be called by the Chairman of the Board, the President, any Vice President, or any two directors. Notice need not be given of any meeting of the Board if the time and place of such meeting are specified in a resolution of the Board prior to the meeting and if notice of the adoption of such resolution is given, in the manner herein provided for giving notice of meetings, to each director who was absent from the meeting at which the resolution was adopted. Notice need not be given of any adjourned meeting other than by announcement at the meeting at which the adjournment is taken. Except as otherwise required by law, notice of the time and place of each other meeting of the Board shall be given to each director in writing at least two days, or given personally or by telephone at least 24 hours, before the time for the meeting. Such notice need not specify the purposes of the meeting.

     SECTION 6. WAIVER OF NOTICE OF MEETING. No notice of the time, place or purpose of any meeting of stockholders or directors, or of any committee, or any publication thereof, whether prescribed by law, by the Charter, or by this Code of Regulations, need be given to any person who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, or who, in writing executed either before or after the meeting and filed with records of the meeting, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.

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     SECTION 7. QUORUM. One third of the authorized number of directors, but not less than two directors, shall be necessary and sufficient to constitute a quorum for a meeting of the Board. If a quorum shall not be present, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum present or by a writing or writings signed by all its members or by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other shall be the act of the Board of Directors. Participation in a meeting by these communications means constitutes presence in person at the meeting.

     SECTION 8. POWERS OF DIRECTORS. The Board may exercise all of the powers of the Company, except such as are by law or by the Charter or by the Regulations conferred upon or reserved to the shareholders.

     SECTION 9. COMPENSATION OF DIRECTORS. In addition to reimbursement of his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Company, each director, as such, and as a member of the Executive Committee or of any other Committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors, in the form either of payment at the rate of a fixed sum per month or of fees for attendance at meetings of the Board and committees thereof.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1. OFFICERS. The Board shall, at its first meeting after each annual meeting of shareholders, choose a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and a Controller and one or more Assistant Controllers; and it may from time to time appoint such other officers and agents as it may deem proper. Any two or more of the offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Charter or these Regulations to be executed, acknowledged, or verified by two or more officers.

     The Chairman of the Board shall be chosen from among the directors, but no other officer need be a director.

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     SECTION 2. TERM OF OFFICE. All officers shall hold office until their successors are respectively chosen and qualified or until removed. The Board may fill any vacancy which may occur in any office. All officers and agents shall be removable with or without cause by the Board; provided, however, that the word "officer", as used by these Regulations, shall not be construed to mean "director".

     SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Company, shall preside at all meetings of shareholders and, at all meetings of the Board of Directors and of the Executive Committee. He shall have direct charge of the business of the Company, subject to the control of the Board, and shall do and perform all acts and things incidental to the position of chief executive officer. He shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 4. OTHER OFFICERS. Subject to the foregoing, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be assigned to them by the Board of Directors or the Chairman of the Board. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.

                                   ARTICLE IV

                                  CAPITAL STOCK

     SECTION 1. CERTIFICATES FOR SHARES. Every holder of shares of the Company shall be entitled to one or more certificates signed by the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, which shall certify the number and class of shares held by him in the Company. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any such officer may be facsimile.

     Although any officer whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered by the Company, such certificate nevertheless shall be effective in all respects when delivered.

     SECTION 2. TRANSFER BOOKS. A book or books for the transfer of stock shall be kept by the Company or by one or more transfer agents appointed by the Board.

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     SECTION 3. CLOSING OF BOOKS; RECORD DATE. The Board may close the transfer books against transfers of shares during the whole or any part of a period of sixty days preceding the date of any meeting of the shareholders or any dividend or distribution payment date or any date for the allotment of rights; or, in lieu of closing the transfer books, may fix a date not earlier than the date on which it is fixed and not more than sixty days preceding the date of any meeting of shareholders, any dividend or distribution payment date or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of or to vote at such meeting, or to receive such dividend, distribution or rights, as the case may be, and only shareholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividend, distribution or rights.

     SECTION 4. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall required, and/or give the Company a bond, in such sum as it may direct, to indemnify the Company against any claim that may be made against it with respect to the Certificate alleged to have been lost or destroyed.

     SECTION 5. DIVIDENDS. The Board may from time to time declare and pay dividends from the surplus of the Company whenever they shall deem it expedient, in the exercise of their discretion, and in conformity with the provisions of the Charter.

                                    ARTICLE V

                              FISCAL YEAR AND SEAL

     SECTION 1. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of January and shall end on the thirty-first day of December in each year.

     SECTION 2. CORPORATE SEAL. The corporate seal shall have inscribed thereon "MONONGAHELA POWER COMPANY INCORPORATED 1924 OHIO".

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                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 6.1. The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     SECTION 6.2. The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The Corporation shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in SECTION 6.4) if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this Section shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses or other amounts paid as such court or body shall deem proper.

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     SECTION 6.3. Without limiting the right of any director, officer or employee of the Corporation to indemnification under any other Section hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTIONS
6.1 and 6.2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 6.4. Any indemnification under SECTIONS 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in SECTIONS 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to or threatened with such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by the holders of a majority of the shares entitled to vote in the election of directors without reference to default or contingency which would permit the holders of one or more classes of shares to vote for the election of one or more directors.

     SECTION 6.5. Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit, or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     SECTION 6.6. The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of shareholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

     SECTION 6.7. SECTIONS 6.1 through 6.6 of this Article shall also apply to such other agents of the Corporation as are designated for such purpose at any time by the Board of Directors.

     SECTION 6.8. If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

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     SECTION 6.9. The provisions of this Article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                                   ARTICLE VII

                                   AMENDMENTS

     The Code of Regulations of the Company or any provisions thereof, may be adopted, repealed, amended, added to or changed at any regular or special meeting of shareholders by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power on such proposal.

April 14, 2003